UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LITTLE SIOUX CORN PROCESSORS, L.L.C.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

4808 F Avenue

Marcus, IA 51035

NOTICE OF 2005 ANNUAL MEETING OF MEMBERS

To be Held Thursday, March 24, 2005

TO OUR MEMBERS:

The 2005 Annual Meeting of Members (the “Annual Meeting”) of Little Sioux Corn Processors, L.L.C. (the “Company”) will be held at Western Iowa Tech Community College, which is located at 200 Victory Drive in Cherokee, Iowa and will commence on Thursday, March 24, 2005 at 7:00 p.m., local time for the following purposes:

•       To elect three (3) Class A Directors to serve until the 2008 Annual Meetings of Members and until their successors are elected.

•       To approve an amendment to the Operating Agreement to allow a majority of the membership units present at an Annual or Special Meeting of the Members to take action on certain matters.

•       To approve an amendment to the Operating Agreement to recognize a transfer of units as taking place on the first day of the month following the transfer for purposes of allocating profit or loss or distributions to the units.

•       To approve an amendment to the Operating Agreement to provide for the election of Class A Directors through the use of straight (plurality) voting whereby the nominee receiving the greatest number of votes relative to the votes cast for their competitors shall be elected as a Class A Director.

•       To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed Form of Proxy, please call the Company at (712) 376-2800.

Only members of record at the close of business on March 1, 2005, will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof.

All members are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the board of directors, by fax or in the enclosed envelope whether or not you plan to attend the Annual Meeting. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ RON WETHERELL
Ron Wetherell, Chairman of the Board
Marcus, Iowa
March 1, 2005

Little Sioux Corn Processors, L.L.C.
4808 F Avenue
Marcus, IA 51035

Proxy Statement
2005 Annual Meeting of Members
Thursday, March 24, 2005

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors of Little Sioux Corn Processors, L.L.C. (the “Company”) for use at the annual meeting of members of the Company to be held on Thursday, March 24, 2005, and at any adjournment thereof. Such meeting is to be held at the Western Iowa Tech Community College, 200 Victory Drive, Cherokee, Iowa, and will commence at 7:00 p.m. Such solicitation is being made by mail and the Company may also use its officers, directors and employees to solicit proxies from members either in person or by telephone, facsimile or letter without extra compensation.

Voting Rights and Outstanding Membership Units

Holders of membership units of the Company (the “Membership Units”) of record at the close of business on March 1, 2005 (the “Record Date”) are entitled to vote at the annual meeting. As of March 1, 2005, there were 10,941 Membership Units issued and outstanding. Each member entitled to vote will have one vote for each Membership Unit owned of record by such member as of the close of business on the Record Date on any matter which may properly come before the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to members on or about March 1, 2005. The Company’s annual report on Form 10-KSB for fiscal year ended September 30, 2004 is being mailed to members along with this Proxy Statement.

ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO HOLDERS OF MEMBERSHIP UNITS AS OF THE RECORD DATE AND THEIR SPOUSES.

The presence of 25% of the outstanding Membership Units of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. However, since the affirmative vote of a majority of the total membership voting interests is required, members who neither submit a proxy nor attend the meeting will be counted as a vote against any of the proposed amendments to the Company’s Operating Agreement.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Abstentions on any of the proposals or votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum.  However, abstentions will be counted as a vote against any of the proposed amendments to the Company’s Operating Agreement.

Proxy Voting

Membership Units cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a member may authorize the voting of his, her or its Membership Units at the Annual Meeting. The Membership Units represented by each properly executed proxy will be voted at the Annual Meeting in accordance with the member’s directions. Members are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice has been specified and the enclosed proxy is properly executed and returned, the Membership Units

1

will be voted FOR the persons nominated by the Board for election as directors and in favor of each of the proposals described in this proxy statement. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Execution of the enclosed proxy will not affect a member’s right to attend the Annual Meeting and vote in person. Any member giving a proxy has the right to revoke it by voting at the meeting or by giving either personal or written notice of such revocation to Ron Wetherell, Chairman of the Board and President of Little Sioux Corn Processors, L.L.C., at the Company’s offices at 4808 F Avenue, Marcus, Iowa 51035, or to the Company’s Secretary, Tim Ohlson, at the commencement of the Annual Meeting.

Attendance and Voting at the Annual Meeting

If you own a Membership Unit of record as of March 1, 2005, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted on a proxy. We encourage you to vote your Membership Unit in advance of the Annual Meeting date by returning the enclosed proxy, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting as described above even if you have already voted.

Solicitation

This solicitation is being made by the Company’s board of directors. The entire cost of such solicitation will be borne by the Company. Such cost will include the cost of supplying necessary additional copies of the solicitation material and the Company’s 2004 Annual Report on Form 10-KSB, for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

YOUR PROXY VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY BY NO LATER THAN WEDNESDAY, MARCH 23, 2005 (5:00 P.M.) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING .

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and delegates discretionary authority with respect to any additional matters which may properly come before the Annual Meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the Annual Meeting, proxies will vote thereon in accordance with their best judgment.

If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed form of proxy, please call the Company at (712) 376-2800.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1

Approval of Amendment #1 to Operating Agreement to Allow Holders of a
Majority of Membership Voting Interests Represented at Any Annual or Special
Meeting of the Members to Take Action

Our Second Amended and Restated Operating Agreement dated December 17, 2001 (“Operating Agreement”) currently provides that the affirmative vote of the holders of a majority of the total membership voting interests outstanding is required to approve matters requiring member approval. Since the number of outstanding units is currently 10,941, it currently takes a vote of 5,472 units to approve or consent to a specific action. The board of directors has concluded that it is in the best interest of the Company to amend the Operating Agreement of the Company to allow a majority of the members present

2

at a meeting of the members either in person, by proxy or by mail ballot to consent or approve certain actions requiring member approval to include: (i) increasing or decreasing the number of Directors last approved and changing from a variable range of Directors to a fixed number or vice versa; (ii) amending or repealing section 5.2 of the Operating Agreement regarding the election and appointment of Class A Directors or adopting any provision inconsistent therewith; and (iii) amending the Operating Agreement in any other regard.

Under this proposed amendment, it would take a vote of only a majority of the voting interests represented at a meeting to approve or consent to an action. For example, in order for a meeting of the members to be held, there needs to be at least a quorum present either in person or by proxy. A proxy is defined in the Operating Agreement as 25% of the units outstanding and is currently 2,736. Therefore, if only a quorum were present, it would take a majority of the quorum (i.e. 1,368 units) to approve or consent to an action. If more than a quorum were present, then it would take a majority of those membership voting interests represented to approve or consent to an action.

Accordingly, it is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Third Amended and Restated Operating Agreement attached hereto as Appendix II.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the total membership voting interests outstanding is required to approve the amendment to our Operating Agreement. As indicated in the proxy, where no direction is given, the proxies solicited by the board of directors will be voted in favor of the amendment to the Operating Agreement. The affirmative vote of a majority of the total membership voting interests is required. Members who do not submit a proxy, do not attend the meeting or abstain from voting will be counted as a vote against the amendment to the Operating Agreement.

YOUR BOARD HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #1.

PROPOSAL 2

Approval of Amendment #2 to Operating Agreement to Recognize a Transfer of
Units as Taking Place on the First Day of the Month Following the Transfer for
Purpose of Allocating Profit or Loss or Distributions to the Units.

Our Operating Agreement currently provides that with respect to units that are transferred during any fiscal year, any allocations of profit or loss or distributions attributable to those units shall be made as though the transfer of the units took place at the end of the month unless the Company receives notice of the transfer within ten (10) business days prior to the transfer, in which event the Company shall make such allocations and distributions as of the actual date of transfer. The board of directors has determined that it is in the best interest of the Company to amend the Operating Agreement of the Company to provide that with respect to units that are transferred during any fiscal year, any allocations of profit or loss or distributions attributable to those units shall be made as though the transfer took place on the first day of the month following said transfer. The purpose of this amendment is to avoid having to compute the allocations of profit and loss on a daily basis which is time consuming and thus more costly for the Company.

Accordingly, it is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Third Amended and Restated Operating Agreement attached hereto as Appendix II.

3

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the membership voting interests is required to approve the amendment to our Operating Agreement. As indicated in the proxy, where no direction is given, the proxies solicited by the board of directors will be voted in favor of the amendment to the Operating Agreement. The affirmative vote of a majority of the total membership voting interests is required. Members who do not submit a proxy, do not attend the meeting or abstain from voting will be counted as a vote against the amendment to the Operating Agreement.

YOUR BOARD HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #2.

PROPOSAL 3

Approval of Amendment #3 to Operating Agreement to Provide for the Election of
Class A Directors Through the Use of Straight Voting.

Our Operating Agreement does not currently provide a mechanism for how nominees for open Class A Director positions are elected. While the Company has relied on the Iowa Limited Liability Company Act in the past which provides that directors shall be elected by the majority vote of members, the board of directors feels this process should be clarified by addressing it directly within the Company’s Operating Agreement. Therefore, the board of directors has determined that it is in the best interests of the Company to amend the Operating Agreement of the Company to provide that nominees for open Class A Director positions shall be elected by the Members through the use of straight (plurality) voting so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected as Class A Directors.

Accordingly, it is proposed that the Operating Agreement be amended and restated to reflect the above described changes as further set forth in the proposed Third Amended and Restated Operating Agreement attached hereto as Appendix II.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the membership voting interests is required to approve the amendment to our Operating Agreement. As indicated in the proxy, where no direction is given, the proxies solicited by the board of directors will be voted in favor of the amendment to the Operating Agreement. The affirmative vote of a majority of the total membership voting interests is required. Members who do not submit a proxy, do not attend the meeting or abstain from voting will be counted as a vote against the amendment to the Operating Agreement.

YOUR BOARD HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #3.

PROPOSAL 4

Election of Directors and Voting

Our current board of directors consists of nine (9) Class A directors appointed by the Members and serving staggered terms and three (3) Class B directors appointed and serving at the discretion of the limited partners of LSCP, LLLP  At this year’s Annual Meeting, the Members will be electing three Class A directors following the expiration of the terms of three Class A directors. Two of the three Class A Directors have served since last year’s election. The third Class A Director was appointed by the board of directors to serve in the director position left vacant by the death of Roland Schmidt. The following individuals have been recommended by the nominating committee of the board of directors: Dale Arends, Daryl Haack and Ron Wetherell. Detailed information on each nominee is provided in the Information About Current Directors and Nominees section of this Proxy Statement.

4

Required Vote and Board Recommendation

As indicated in the proxy, where no direction is given, the proxies solicited by the board of directors will be voted in favor of the election of the nominees listed in this Proxy Statement. If any such nominees shall withdraw or otherwise become unavailable, which is not expected, the proxies will be voted for a substitute nominee who will be designated by the board of directors. Members who neither submit a proxy nor attend the meeting will not be counted as either a vote for or against the election of a director. Votes withheld for all director nominees will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast in the director election.

By marking the appropriate box on the form of proxy, a member may withhold authority to vote for all of the nominees listed below or, by writing in individual names on the form of proxy, may withhold the authority to vote for any one or more of such nominees. Neither Membership Units nor proxies may be voted for a greater number of persons than the number of nominees shown below. Each holder of Membership Units may vote for three (3) nominees and is prohibited from cumulating votes for a specific nominee. The three (3) nominees receiving the highest vote totals will be elected as directors of the Company at the Annual Meeting; provided a quorum is present and provided that the nominees receive at least a majority vote.

YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR CLASS A DIRECTORS

Information about Current Directors and Nominees

At the Company’s 2004 Annual Meeting, the Members elected nine (9) Class A directors to serve in staggered terms until the 2005, 2006 or 2007 Annual Meetings of Members and until their successors are elected and qualified. The Members elected Daryl Haack, Roland Schmidt and Ron Wetherell as Class A directors to serve a one year term until this year’s Annual Meeting. The Members elected Vince Davis, Darrell Downs and Doug Lansink as Class A directors to serve until the 2006 Annual Meeting. The Members elected Verdell Johnson, Timothy Ohlson, and Myron Pingel to serve until the 2007 Annual Meeting. Due to the death of Roland Schmidt in 2004, a vacancy occurred in a Class A Director position. The board of directors appointed Dale Arends to fill this vacancy until a successor was duly nominated and elected at this year’s Annual Meeting. Starting with this year’s Annual Meeting, the Members will vote for three directors to serve three-year terms. The directors elected at this year’s Annual Meeting will serve until the 2008 Annual Meetings of Members and until their successors are duly elected and qualified.

The Class A directors also represent the Company as general partner of LSCP, LLLP, an Iowa limited liability limited partnership of which the Company is the general partner. The Class B directors of the Company are appointed by and serve at the will of the limited partners. The Class B directors only participate in the actions concerning LSCP, LLLP.

Two of the nominees, Daryl Haack and Ronald Wetherell, have been directors since the formation of the Company. The third director nominee was appointed by the board of directors on January 18, 2005 to fill a vacancy created by the death of Roland Schmidt.

5

The following table contains certain information with respect to the persons currently serving as directors and nominees for reelection at the 2005 Annual Meeting of Members:

Class A Nominees for the board of directors

Name and Principal Occupation	Age	Year First Became Director	Term Expires
Daryl Haack	61	2000	2005
Farmer
Ronald Wetherell	60	2000	2005
Small Business Owner
Dale Arends	50	2005	2005
Farmer

Biographical Information on Class A Nominees

Daryl Haack has served on the board of the Company since its inception. For the past five years, Mr. Haack has farmed approximately nine hundred crop acres in O’Brien County generally dedicated to corn and soybeans. In addition, Mr. Haack is one of eighteen shareholders in a swine-finishing corporation and serves as the corporation’s board chairman. The swine-finishing corporation is not a publicly reporting company. Mr. Haack is serving his ninth year as a member of the Iowa Corn Promotion Board, currently serves as its chairman, was a delegate to the National Corn Grower Association’s Corn Congress, and is a member of the U.S. Feed Grains Council. Mr. Haack previously held the offices of president, vice-president, chairman and vice-chairman of the Company.

Ron Wetherell, Chairman, has served on the board of the Company since its inception. For the past five years, Mr. Wetherell has owned and operated a number of Cherokee County businesses including a repair shop that has grown into Wetherell Manufacturing Co., a designer and manufacturer of farm implements, hydraulic cylinders, and truck utility bodies, and Wetherell Cable TV which services seven separate communities in northwest Iowa. In 1992, he was elected to the Cherokee County Board of Supervisors and was recently elected to his fourth term. He is currently serving his second year as chairman of the board of supervisors. Mr. Wetherell previously held the offices of vice chairman and vice president of the Company.

Dale Arends has served on the board since January 18, 2005. For the past five years, Mr. Arends has been engaged in farming. In addition, Mr. Arends is president of the Newell Improvement Corporation. As president, he actively manages 16 subsidized income housing units. Mr. Arends also serves on the boards of the Northwest Iowa Sheep Producers, Concordia Lutheran Elementary School and various churches.

6

The following table contains certain information with respect to the persons currently serving as directors whose terms of office will continue after this year’s Annual Meeting:

Other Class A Directors

Name and Principal Occupation	Age	Year First Became Director	Term Expires
Vincent Davis	53	2000	2006
Iowa Farm Bureau Federation Regional Manager
Darrell Downs	67	2000	2006
Marketing Manager
Verdell Johnson	68	2000	2007
Farmer
Douglas Lansink	47	2000	2006
Farmer
Timothy Ohlson	54	2000	2007
Farmer
Myron Pingel	65	2000	2007
Farmer

Biographical Information on Other Class A Directors

Vincent Davis has served on the board since its inception and served on its predecessor steering committee. He currently serves as Iowa Farm Bureau Federation (“IFBF”) regional manager in region 10, which encompasses five counties in west central Iowa. Prior to serving as the IFBF regional manager, he served as Iowa Soybean Association field representative for over 10 years.

At our annual meeting of members in March 2004, Mr. Davis was re-elected to our board for a two-year term. Pursuant to our operating agreement, Mr. Davis will serve as a Class A Director of the Company until the annual meeting of members in 2006, and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Darrell Downs has served on the board of the Company since its inception. For the past five years Mr. Downs has been employed as a marketing manager by a regional seed company. He currently serves as the mayor of Marcus, Iowa.

At our annual meeting of members in March 2004, Mr. Downs was re-elected to our board for a three-year term. Pursuant to our operating agreement, Mr. Downs will serve as a Class A Director of the Company until the annual meeting of members in 2007, and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Verdell Johnson has served on the board of the Company since its inception. He previously served as secretary of the Company. For the past five years, Mr. Johnson has owned and operated a livestock and grain farm in Cherokee County. He currently serves as president of the Cherokee County Farm Bureau.

At our annual meeting of members in March 2004, Mr. Johnson was re-elected to our board for a three-year term. Pursuant to our operating agreement, Mr. Johnson will serve as a Class A Director of the Company until the annual meeting of members in 2007, and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Doug Lansink has served on the board of the Company since its inception. For the past five years, Mr. Lansink has operated a livestock and grain farm in Ida County.

7

At our annual meeting of members in March 2004, Mr. Lansink was re-elected to our board for a two-year term. Pursuant to our operating agreement, Mr. Lansink will serve as a Class A Director of the Company until the annual meeting of members in 2006, and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director. Mr. Lansink previously held the office of treasurer of the Company.

Tim Ohlson, Secretary, has served on the board of the Company since its inception. For the past five years, Mr. Ohlson has operated a grain and livestock farm north of Meriden. He currently is active in the Cherokee County Farm Bureau. He has been a board member of CML Telephone board for twelve years and currently serves as its secretary.

On July 20, 2004, our board re-elected Mr. Ohlson as Secretary for the Company. At our annual meeting of members in March 2004, Mr. Ohlson was re-elected to our board for a three-year term. Pursuant to our operating agreement, Mr. Ohlson will serve as a Class A Director of the Company until the annual meeting of members in 2007, and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Myron Pingel, Vice Chairman, has served on the board of the Company since its inception. For the past five years, Mr. Pingel has farmed north of Aurelia and operated a grain and livestock farm. He currently serves as chairman of the Maple Valley Mutual Insurance Company, and chairman of Twin Valley Producers Network farrowing group. Neither entity is a public reporting company.

On July 20, 2004, our board elected Mr. Pingel as Vice Chairman for the Company. At our annual meeting of members in March 2004, Mr. Pingel was re-elected to our board for a three-year term. Pursuant to our operating agreement, Mr. Pingel will serve as a Class A Director of the Company until the annual meeting of members in 2007, and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

Board of Directors’ Meetings and Committees

The board of directors generally meets once a month. The board of directors held 12 regularly scheduled meetings during the fiscal year ended September 30, 2004. Except for Roland Schmidt who was experiencing health problems, each director attended at least 75% of the meetings of the board of directors during the fiscal year ended September 30, 2004.

The board of directors does not have a formalized process for holders of Membership Units to send communications to the board of directors. The board of directors feels this is reasonable given the close proximity of our members. Members desiring to communicate with the board of directors are free to do so via the Company’s website, fax, phone, or in writing.

The board of directors does not have a policy with regard to board members’ attendance at annual meetings. Last year seven directors attended the Company’s annual meeting. Due to this high attendance record, it is the view of the board of directors that such a policy is unnecessary.

Audit Committee

The audit committee of the board of directors operates under a charter adopted by the board of directors in September 2004, a copy of which is attached to this Proxy Statement as Appendix I. Under the charter, the audit committee must have at least four members. The board of directors appointed Doug Lansink, Ron Wetherell, Daryl Haack, and Vince Davis to the audit committee on May 7, 2003. The chairperson of the audit committee is Doug Lansink. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of our audit committee is independent within the

8

definition of independence provided by NASDAQ rules 4200 and 4350. Our board of directors has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of our board of directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K and the board has not yet created a new director position expressly for this purpose. Our board of directors intends to consider such qualifications in future nominations to our board and appointments to the audit committee. The audit committee held six (6) meetings during the fiscal year ended September 30, 2004.

Audit Committee Report

The audit committee delivered the following report to the board of directors of the Company on December 21, 2004. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2004. The committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., and has discussed with the auditors the auditors’ independence. The committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P. not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-QSB are compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P.’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.

Audit Committee
Doug Lansink, Chair
Daryl Haack
Vince Davis
Ron Wetherell

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. P.L.L.P. as independent registered public accountants for the fiscal year October 1, 2004 to September 30, 2005. A representative of Boulay, Heutmaker, Zibell & Co. P.L.L.P. is expected to be present at the annual meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

9

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended September 30, 2004, and the fiscal year ended September 30, 2003 are as follows:

Category	Year	Fees
Audit Fees	2004	$117,656
	2003	$65,083
Audit-Related Fees(1)	2004	$8,507
	2003	$10,465
Tax Fees	2004	$48,000
	2003	$0
All Other Fees	2004	$0
	2003	$0

(1)   Audit-related fees include consultation on accounting rules related to derivative accounting in accordance with Statement on Financial Accounting Standard 133, as amended, and consultation on rules related to consolidation.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our Audit Committee pursuant to Company policy requiring such approval.

100% of all audit services, audit-related services and tax-related services were pre-approved by our Audit Committee.

Nominating Committee

The board of directors appointed Myron Pingel, Darrell Downs, and Verdell Johnson to the nominating committee of the board of directors on January 20, 2004. Based upon the size of the Company and the board’s familiarity with the Company since inception, the Board also has determined that each of the Class A Directors is qualified to suggest nominees for consideration to the nominating committee.

The nominating committee oversees the identification and evaluation of individuals qualified to become Class A Directors and recommends to the board of directors the Class A Director nominees for each annual meeting of the Members. The major responsibilities of the nominating committee are to:

•       Develop a nomination process for candidates to the board of directors;

•       Establish criteria and qualifications for membership to the board of directors;

•       Identify and evaluate potential director nominees.

•       Fill vacancies on the board of directors;

•       Recommend nominees to the board of directors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•       Agricultural, business and financial background

•       Accounting experience

•       Community or civic involvement

10

•       Independence from the Company (i.e. free from any family, material business or professional relationship with the Company)

•       Lack of potential conflicts with the Company

•       Examples or references that demonstrate a candidates integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality

•       Specific needs of the existing board relative to any particular candidate so that the overall board compensation reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.

The Nominating Committee does not operate under a charter. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of Darrell Downs, each member of the nominating committee is an independent director of the nominating committee under the NASDAQ definition of independence. Mr. Downs is not considered an independent director under the NASDAQ rules because he was employed by the Company as project coordinator within the past three years. The nominating committee held two (2) meetings during the fiscal year ended September 30, 2004.

Nominations for the election of Class A Directors may also be made by any member entitled to vote generally in the election of Class A Directors. In accordance with the Company’s Operating Agreement, a member desiring to nominate one or more persons for election as a Class A Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company, Tim Ohlson, at least 30 days, but not more than 90 days, prior to the annual meeting. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Class A Director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the Company’s outstanding units that clearly sets forth the proposed candidate as a nominee of the Class A Director’s seat to be filled at the next election of Class A Directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

Compensation Committee

The board of directors appointed Myron Pingel (chairman), Marty Lyons, Steve Core and Doug Lansink to the compensation committee on June 15, 2004.  The compensation committee has direct responsibility with respect to the compensation of the Company’s chief executive officer and oversees the compensation of the Company’s other executive officers. The compensation committee has the overall responsibility for approving and evaluating the Company’s director and executive compensation plans, policies and programs. The compensation committee held five (5) meetings during the fiscal year ended September 30, 2004.

11

Compensation Committee Report of Executive Compensation

The general philosophy of the Company is to provide competitive levels of compensation that are influenced by the Company’s performance, that reward individual achievements, and that enable the Company to retain qualified executives. Compensation consists primarily of annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to the Company’s performance. Bonuses are awarded when, in the compensation committee’s judgment, the Company or a particular executive had a meritorious performance during the year.

In determining the compensation of Steve Roe, the Company’s Chief Executive Officer, the compensation committee considers the Company’s overall performance and Mr. Roe’s responsibilities and contributions to such performance. In light of the Company’s strong performance under Mr. Roe’s leadership, the compensation committee approved a salary increase in fiscal year ended September 30, 2004 from $90,000 to $105,000.

The compensation of the Company’s other executive officers is principally based on the recommendations of the Chief Executive Officer and reflects his assessment of the nature of each officer’s position, individual performance, contribution to the Company’s overall performance, experience and tenure with the Company.  The compensation committee also considers various other factors to include the level of each officer’s responsibilities within the Company, the Company’s financial performance and the level of compensation increases in the Company’s industry.

Compensation Committee
Myron Pingel, Chair
Mary Lyons
Steve Core
Doug Lansink

MANAGEMENT

The Company’s key management consists of the following:

Name	Age	Current Position
Steve Roe	51	Chief Executive Officer and President
Gary Grotjohn	54	Chief Financial Officer

Mr. Roe was hired as general manager of our ethanol plant on May 20, 2002. Pursuant to our operating agreement, the office of president of the Company is responsible for day-to-day plant management. Until the appointment of a president, the Chairman of our board held this office. Effective May 18, 2004, and in accordance with our operating agreement, the board of directors appointed our general manager, Steve Roe, to the positions of President and Chief Executive Officer. Mr. Roe will serve in such capacity until he resigns or is removed by the board of directors with the consent of a majority of the holders of limited partnership units of the limited partnership and the approval of our primary lender.

Mr. Grotjohn was hired as Controller for the Company on February 24, 2003. In accordance with our operating agreement, the treasurer of the Company performed the duties of the Chief Financial Officer until the creation of a separate office for this purpose. Effective May 18, 2004, and in accordance with our operating agreement, the board of directors eliminated the office of treasurer and appointed our controller, Gary Grotjohn, to the position of Chief Financial Officer. Mr. Grotjohn will serve as Chief Financial Officer of the Company until he resigns or is removed by the board of directors.

12

SUMMARY COMPENSATION TABLE

The following table set forth all compensation paid or payable by the Company during the last three fiscal years to our Chairman, President and Chief Executive Officer. We do not have any compensatory security option plan for our executive officers and directors. None of our directors or officers has any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Year	Salary	All Other Compensation
Stephen Roe, President and Chief Executive Officer	Fiscal Year 2004	$100,962	$0
Daryl Haack, Chairman of the Board and President (offices held October 2003 through July 2004)	Fiscal Year 2004	$0	$1,745
	Fiscal Year 2003	$0	$2,725
	Fiscal Year 2002	$0	$0
Ron Wetherell, Chairman of the Board (office held July 2004 to present)	Fiscal Year 2004	$0	$1,638
	Fiscal Year 2003	$0	$0
	Fiscal Year 2002	$0	$0

OWNERSHIP OF SECURITIES BY DIRECTORS AND NOMINEES AND OFFICERS

None of our officers, directors or unit holders, directly or beneficially, owns more than five percent of our issued and outstanding units.

The following table sets forth the Membership Unit ownership for each of the directors and nominees for director as of January 31, 2005:

(1) Title of Class	(2) Name of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Class A Membership Units	Dale Arends, Class A Director	30 Units(1)	0.27%
Class A Membership Units	Vince Davis, Class A Director	24 Units(2)	0.21%
Class A Membership Units	Darrell Downs, Class A Director	32 Units(1)	0.29%
Class A Membership Units	Daryl Haack, Class A Director	20 Units(1)	0.18%
Class A Membership Units	Verdell Johnson, Class A Director	100 Units(3)	0.91%
Class A Membership Units	Doug Lansink, Class A Director	28 Units(1)	0.26%
Class A Membership Units	Tim Ohlson, Secretary and Class A Director	52 Units	0.47%
Class A Membership Units	Myron Pingel, Vice Chairman and Class A Director	84 Units(4)	0.77%
Class A Membership Units	Ron Wetherell, Chairman and Class A Director	158 Units(5)	1.44%
Total Membership Units Held by Current Directors, Nominees and Officers of the Company:		528 Units	4.8%

(1)          All Class A Membership Units held in joint tenancy with spouse.

(2)          Includes 4 Class A Membership Units held in joint tenancy with spouse.

(3)          Includes 80 Class A Membership Units held in joint tenancy with spouse.

(4)          Includes 60 Class A Membership Units held in joint tenancy with spouse.

(5)          Includes 58 Class A Membeship Units held in joint tenancy with spouse.

13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of the Company’s last fiscal year, we have engaged in several transactions with related parties.

Fagen, Inc. and Fagen Energy, Inc.

The Company is sole general partner of LSCP, LLLP, the limited liability limited partnership that owns and operates the ethanol plant. Fagen, Inc., the company that provided design, development and construction services for our ethanol plant, previously owned 350 of the 3,639 total outstanding limited partnership units in LSCP, LLLP. During the fiscal year ended September 30, 2004, Fagen, Inc. transferred all of its units in LSCP, LLLP. It transferred 340 units to an affiliated company, Fagen Energy, Inc. and 10 units to two of its employees. After the transfer, Fagen Energy, Inc. owns a 9.3% limited partnership interest in the limited partnership. Of the 3,639 limited partnership units, 1,450 of the units are limited partnership units held by the limited partners. Fagen Energy, Inc.’s ownership of 340 units means that it owns 23.5% of the total number of units held by the limited partners. Fagen Energy, Inc.’s ownership of its limited partnership interest entitles it to join with its class of limited partnership interests in appointing one Class B Director to the Company’s board of directors. On January 18, 2005, the Board of Directors of the Company approved Fagen Energy, Inc.’s replacement of Steve Core with Brian Thome as a Class B Director of the Company.

Fagen, Inc., previously purchased approximately $1,250,000 of the limited partnership’s subordinated debt. In January 2004 the Company repaid this debt along with approximately $98,000 in interest.

Indeck Energy Services, Inc.

Indeck Energy Services, Inc., owns 300 of the 3,639 total outstanding limited partnership units in LSCP, LLLP. This means that Indeck Energy Services, Inc., owns an 8.2% limited partnership interest in the limited partnership. Of the 1,450 limited partnership units held by the limited partners, Indeck Energy Services, Inc.’s ownership of 300 units means that it owns 20.7% of the total number of units held by the limited partners. Indeck Energy Services, Inc.’s ownership of its limited partnership interest entitles it to join with its class of limited partnership interests in appointing one Class B Director to the Company’s board of directors. Indeck Energy Services, Inc.’s Class B Director appointee is Jeff Coale.

Indeck Energy Services, Inc., as a subcontractor under the design-build contract with Fagen, Inc., provided a thermal oxidizer to us in connection with the development and construction of our ethanol plant. The cost of the thermal oxidizer was $1,825,000 and was included in the original design-build contract price. The amount paid to Indeck Energy Services, Inc., for this equipment was comparable to that of an arms-length transaction.

MCP Holding Company, L.L.C.

MCP Holding Company, L.L.C., purchased 800 of the 3,639 total outstanding limited partnership units in LSCP, LLLP. ADM acquired MCP Holding Company, L.L.C. This means that ADM now owns 800 of the 3,639 total outstanding limited partnership units in LSCP, LLLP or a 21.98% limited partnership interest in the limited partnership. Of the 1,450 limited partnership units held by the limited partners, ADM’s ownership of 800 units means that it owns 55.2% of the total number of units held by the limited partners. ADM’s ownership of its limited partnership interest entitles it to join with its class of limited partnership interests in electing one Class B Director to our board of directors. ADM’s Class B Director appointee is Marty Lyons.

14

ADM provides marketing services to our ethanol plant pursuant to the marketing agreement assigned by MCP to ADM. In 2004 we paid ADM approximately $489,000 as a marketing fee. The amount we pay ADM for marketing services is comparable to that of an arms-length transaction.

Dave Vander Griend

Until July 30, 2004, Dave Vander Griend owned 100 limited partnership units in LSCP, LLLP. On July 20, 2004, the limited partnership paid $750,000 in exchange for the redemption of all 100 limited partnership units from Mr. Vander Griend. Dave Vander Griend’s ownership of his limited partnership interest entitled him to join with his class of limited partnership interests in electing one director to our board of directors. Mr. Vander Griend elected himself to serve on our board of directors. After our redemption of his limited partnership interest on July 20, 2004 and in accordance with our limited partnership agreement, Mr. Vander Griend resigned from our board and is no longer entitled to any director appointment rights.

Mr. Vander Griend owns and controls ICM, Inc. ICM, Inc., as a subcontractor under the design-build contract, provided the process design engineering for the development and construction of our ethanol plant. The cost of the process design engineering provided by ICM, Inc. was included in the original design-build contract price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 31, 2004.

PRINCIPAL HOLDERS OF VOTING SECURITIES

There are no persons who, as of January 31, 2005, was known by the Company to be the beneficial or record owner of more than five percent (5%) of the Company’s Membership Units.

15

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s units with the cumulative total return of the NASDAQ Index and the SIC Code Index (SIC Code 2869—Industrial Organic Chemicals, Not Elsewhere Classified). The unit price performance shown on the following graph is not intended to forecast and is not indicative of future unit price performance. The data for this performance graph was compiled for us by CoreData, Inc. (Assumes $100 invested on June 24, 2002 in the Company’s units and the two indexes, including reinvestment of dividends).

COMPARE CUMULATIVE TOTAL RETURN
AMONG LITTLE SIOUX CORN PROCESSORS, L.L.C.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JUNE 24, 2002
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 30, 2004

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	6/24/2002	12/31/2002	9/30/2003	9/30/2004
Little Sioux Corn Processors	100.00	81.88	117.55	184.61
Industrial Org Chemicals, NEC	100.00	89.09	101.66	145.10
NASDAQ Market Index	100.00	91.59	123.18	130.60

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the notes thereto, for the fiscal year ended September 30, 2004, accompanies the mailing of this Proxy Statement.

The Company will provide each member solicited a copy of Exhibits to the 10-KSB upon written request and payment of specified fees. The written request for such Exhibits should be directed to Ron Wetherell, Chairman of the Board of Little Sioux Corn Processors, L.L.C. at 4808 F Avenue, Marcus, Iowa 51035. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of Membership Units in the Company on March 1, 2005. The 2004 Annual Report on Form 10-KSB with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

16

MEMBERS’ PROPOSALS

Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2006 Annual Meeting of Members must be received by the Company no later than November 25, 2005. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2006 Annual Meeting of members without including such proposal in the Company’s Proxy Statement must provide the Company notice of such proposal no later than January 15, 2005. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The board of directors knows of no other matter to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the Membership Units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RON WETHERELL
Ron Wetherell, Chairman of the Board
March 1, 2005

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE 2005 ANNUAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX TO (712) 376-2815 OR IN THE ENCLOSED ENVELOPE BY NO LATER THAN WEDNESDAY, MARCH 23, 2005 (5:00 P.M.) WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

17

Appendix I

LITTLE SIOUX CORN PROCESSORS, LLC
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) of Little Sioux Corn Processors, LLC (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

•       Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•       Appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors (also referred to herein as external auditors);

•       Monitor the performance of the Company’s internal audit function and independent auditors;

•       Provide an avenue of communication among the independent auditors, management, and the Board; and

•       Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II. Authority

The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:

•       Appoint, compensate, retain and oversee the work of the public accounting firm employed by the Company to conduct the annual audit who shall report directly to the Committee;

•       Retain independent counsel and other advisers as it deems necessary in the performance of its duties;

•       Resolve any disagreements between management and the independent auditor regarding financial reporting;

•       Pre-approve all auditing and permitted non-audit services performed by the Company’s external audit firm;

•       Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•       Meet with Company officers, external auditors, or outside counsel, as necessary;

•       Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting; and

•       Determine appropriate funding for the payment of compensation to the independent auditors engaged for the purpose of issuing an audit report, performing other audit review or attestation services for the Company and to any advisers employed by the Committee which funding must be paid for by the Company.

III. Composition

1.     Committee members’ qualifications shall meet the requirements as may be set by the Board from time to time, in addition to all applicable legal and regulatory requirements.

2.     The Committee shall be comprised of at least three directors of the Company, all in good standing, each of whom must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of members’ equity and cash flow statement. A majority of the directors on the Committee must be independent as defined in subparagraph 3 of this Article III below.

3.     A director will NOT be considered independent for purposes of this Article III, if such director:

a.      Is an employee of the Company or any current subsidiary of the Company;

b.      Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;

c.      Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;

d.      Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

e.      Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or

f.       Is or has a family member who is a current partner of the Company’s outside auditor who worked on the Company’s audit;

4.     Committee members and a Committee chair shall be recommended and appointed by the Board.

IV. Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet separately, periodically with management, with internal auditors, if any, and with external auditors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via tele- or video-conference.

The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other directors. Copies are to be promptly provided to the independent auditors and the Company’s legal counsel.

2

V. Scope of Responsibilities and Duties

A.   Charter Review

1.      Review and reassess the adequacy of this charter annually. Consider changes that are necessary as a result of new laws and regulations. Recommend any proposed changes to the Board. Submit the charter to the Board for approval and publish the document as required.

B.   Financial Reporting

1.      Review the Company’s annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussion with management and independent auditors of the following:

•       Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•       Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•       The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•       “Quality of earnings” of the Company from a subjective as well as objective standpoint.

2.      Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.      Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors activities or on access to requested information, and any significant disagreement with management.

4.      Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Consider any items required to be communicated by the independent auditors in accordance with SAS 61, which is attached to this charter as Exhibit 1.

5.      Review disclosures made by CEO and CFO in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal control.

C.   Internal Control

1.      Consider the effectiveness of the Company’s internal control system, including information technology, security and control.

2.      Understand the scope of the external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

3

D.   Internal Audit

In the event the Company employs an internal audit department, the Committee shall:

1.      Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.

2.      Review the effectiveness of the internal audit function.

E.   Independent Auditors

1.      Each year, review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee will:

a.      At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

b.      Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.

c.      Present its conclusions with respect to the external auditor to the Board.

2.      Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.

3.      Approve the independent auditors’ engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in periodic reports as prescribed by law.

4.      On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors’ objectivity and independence, including non-audit services and the fees proposed and charged therefore. Take appropriate action in response to these matters to satisfy itself of the auditors’ independence.

5.      Review the independent auditors audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

6.      Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.

7.      Present its conclusions with respect to the independent auditor to the Board.

8.      Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed privately.

4

9.      Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.

F.   Compliance

1.      At least once annually, review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.

2.      Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.      Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.

4.      Obtain regular updates from management and Company legal counsel regarding compliance matters.

G.   Reporting Responsibilities

1.      Annually prepare such report and certification to unit-holders as required by SEC regulations.

2.      Report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.

H.   Other Audit Committee Responsibilities

1.      Discuss and review with management the Company’s major policies with respect to risk assessment and risk management.

2.      As considered necessary by the Committee, review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites, including the use of the Company’s assets.

3.      Perform any other activities consistent with this Charter, the Company’s operating agreement, and governing law, as the Committee or the Board deems necessary or appropriate.

4.      Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.

5.      Annually evaluate the Committee’s performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

5

Appendix II

~~SECOND~~ THIRD AMENDED AND RESTATED
OPERATING AGREEMENT

OF

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated ~~December 17~~              , 2005~~1~~

THE SECURITIES (MEMBERSHIP INTERESTS) EVIDENCED BY AND/OR ISSUED PURSUANT TO THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OR JURISDICTION. THEREFORE, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD TO THE PROPOSED TRANSFER OR, IN THE OPINION OF LEGAL COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR BLUE SKY LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER. TRANSFER OF THE SECURITIES IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS SET FORTH HEREIN.

LITTLE SIOUX CORN PROCESSORS, L.L.C. OPERATING AGREEMENT
(CONTAINS RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTERESTS)

THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF
LITTLE SIOUX CORN PROCESSORS, L.L.C.

THIS OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the ~~17th~~            day of ~~December~~             , 2005~~1~~ (the “Effective Date”), by and among LITTLE SIOUX CORN PROCESSORS, L.L.C., an Iowa limited liability company (the “Company”), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Members of the Company have adopted a Second Amended and Restated~~n~~ Operating Agreement of the Company dated December 17~~January 22~~, 2001, and a First Amendment to the Second Amended and Restated Operating Agreement dated June 26, 2003, pursuant to the Iowa Limited Liability Company Act (the “Act”); and

WHEREAS, the Members desire to amend and restate the Second Amended and Restated Operating Agreement together with the First Amendment thereto, to revise and set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE COMPANY

1.1        Formation.   The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of Sate on September 28, 2000 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2        Name.   The name of the Company shall be “Little Sioux Corn Processors, L.L.C.” and all business of the Company shall be conducted in such name.

1.3        Purpose; Powers.   The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Class A Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4        Principal Place of Business.   The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 102 Lewis Avenue South, Cleghorn, Iowa, 51014, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.

1.5        Term.   The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6        Agent For Service of Process.   The name and address of the agent for service of process on the Company in the State of Iowa shall be William E. Hanigan, 666 Grand Avenue, Suite 2000, Des Moines, Iowa, 50309, or any successor as appointed by the Class A Directors.

1.7        Title to Property.   All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8        Payment of Individual Obligations.   Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9        Independent Activities; Transactions With Affiliates.   The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10     Definitions.   Capitalized words and phrases used in this Agreement have the following meanings:

(a)        “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b)        “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)        “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, Director, general partner, member or trustee of such Person or (iii) any Person who is an officer, Director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the Directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)        “Agreement” means this Operating Agreement of Little Sioux Corn Processors, L.L.C., as amended from time to time.

(e)        “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time-to-time.

(f)         “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.6.

(g)        “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(h)        “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(i)         “Class A Directors” means all Persons who (i) are referred to as such in Section 5.1 of this Agreement or have become a Class A Directors pursuant to the terms of this Agreement, and (ii) have not ceased to be Class A Directors pursuant to the terms of this Agreement.

(j)         “Class B Directors” means all Persons who (i) are referred to as such in Section 5.1 of this Agreement, and (ii) have not ceased to be Class B Directors pursuant to the terms of this Agreement. The authority of Class B Directors is limited as set forth in this Agreement.

(k)        “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(l)         “Company” means Little Sioux Corn Processors, L.L.C., an Iowa limited liability company.

(m)      “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(n)        “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(o)        “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Class A Directors.

(p)        “Directors” means all Class A Directors and Class B Directors, collectively. Notwithstanding the foregoing, however, wherever this Agreement requires or permits action to be taken with the consent, approval or affirmative vote of the Class A Directors, only Class A Directors shall be required or permitted to consent, approve or vote with respect thereto, it being expressly understood and agreed that the authority of Class B Directors shall be limited as otherwise provided herein. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.7) and entitled to vote upon respective resolutions regarding the matters presented thereat.

(q)        “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

(r)        “Effective Date” means December 17, 2001.

(s)        “Facilities” shall mean the ethanol production and co-product production facilities near Marcus, Iowa or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

(t)         “Financing Closing” means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(u)        “Fiscal Quarter” means (i) any three-month period commencing on each of October ~~January~~ 1, January ~~April~~ 1, April ~~July~~ 1 and ~~October~~July 1 and ending on the last date before the next such date and (ii) the period commencing on the immediately preceding October ~~January~~ 1, January ~~April~~ 1, April 1 ~~July 1,~~ or July ~~October~~ 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof.

(v)        “Fiscal Year” means (i) any twelve-month period commencing on October ~~January~~ 1 and ending on ~~December 31~~September 30 and (ii) the period commencing on the immediately preceding October 1~~January 1~~ and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(w)       “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(x)        “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Class A Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Class A Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Class A Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Class A Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(y)        “Issuance Items” has the meaning set forth in Section 3.3(f) hereof.

(z)        “Liquidation Period” has the meaning set forth in Section 10.6 hereof.

(aa)      “Liquidator” has the meaning set forth in Section 10.8 hereof.

(bb)     “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

(cc)      “Member” means any person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) whose is the owner of one or more Units.

(dd)     “Members” means all such Members.

(ee)      “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(ff)       “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

(gg)      “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(hh)     “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register; provided however that under no circumstances shall any Member, and/or any Related Party or Affiliate of a Member, ever be entitled to vote more than five percent (5%) of the outstanding Membership Interests (Units) of the Company even if such Member is the registered owner of more than five percent (5%) of the outstanding Membership Interests (Units) of the Company. In determining whether a Member has over five percent (5%) of the outstanding Membership Interests (Units) of the Company, Membership Interests (Units) held by an Affiliate and/or Related Party of a Member shall be deemed to be owned and held by such Member.

(ii)       “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Class A Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(jj)        “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(kk)     “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ll)       “Officer” or “Officers” has the meaning set forth in Section 5.14 hereof.

(mm)   “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

(nn)     “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(oo)     “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(pp)     “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(qq)     “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(rr)       “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(ss)       “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(tt)       “Securities Act” means the Securities Act of 1933, as amended.

(uu)     “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of Directors or other governing body of such entity.

(vv)      “Tax Matters Member” has the meaning set forth in Section 7.3 hereof.

(ww)    “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(xx)      “Units or Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(yy)      “Unit Holders” means all Unit Holders.

(zz)      “Unit Holder” means the owner of one or more Units.

(aaa)    “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(bbb)   “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(ccc)    “Unit Holder Nonrecourse Deductions “ has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1        Original Capital Contributions.   The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register.

2.2        Additional Capital Contributions; Additional Units.   No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Class A Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Class A Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3        Capital Accounts.   A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)    To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions, (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)    To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof, and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)    In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)    In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Class A  Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Class A Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Class A Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS

3.1        Profits.   After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2        Losses.   After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3        Special Allocations.   The following special allocations shall be made in the following order:

(a)    Minimum Gain Chargeback.   Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)    Unit Holder Minimum Gain Chargeback.   Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)    Qualified Income Offset.   In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)    Gross Income Allocation.   In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)    Nonrecourse Deductions.   Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held

(f)     Unit Holder Nonrecourse Deductions.   Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)    Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)    Allocations Relating to Taxable Issuance of Company Units.   Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4        Curative Allocations.   The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Class A Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).  In exercising their discretion under this Section 3.4, the Class A Directors shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.3(e) and 3.3(f).

3.5        Loss Limitation.   Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6        Other Allocation Rules.   (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Class A Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Class A Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7        Tax Allocations: Code Section 704(c).   In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Class A Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

SECTION 4. DISTRIBUTIONS

4.1        Net Cash Flow.   Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Class A Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2        Amounts Withheld.   All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3        Limitations on Distributions.   The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5. MANAGEMENT

5.1        Directors.   Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members  Notwithstanding the foregoing, however, wherever this Agreement requires or permits action to be taken with the consent, approval or affirmative vote of the Class A Directors, only Class A Directors shall be required or permitted to consent, approve or vote with respect thereto, it being expressly understood and agreed that the authority of Class B Directors shall be limited as otherwise provided herein. It is further expressly understood and agreed that Class B Directors shall have no power or authority other than the power or authority of Directors as it directly relates to the Company’s activities as the general partner of LSCP, L.P. an Iowa limited partnership. In the event the Class A Directors determine that it is necessary or appropriate for the Company to undertake activities other than those directly related to the Company’s activities as the general partner of LSCP, L.P., the Class B Directors shall have no power or authority with respect thereto. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by the Directors, as the authority of Class A Directors and Class B Directors is limited herein, and not by its Members. The number of Directors of the Company shall be a minimum of seven (7) and a maximum of thirteen (13); and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors, in accordance with the provisions of this Section 5.1. ~~Directors shall be elected by the Members at each annual meeting of the Members. Nominees for open Director positions shall be elected by the Members through the use of straight (plurality) voting. Under straight voting, the candidates who obtain a plurality (the top vote- getters) for the open Director positions are elected Directors~~. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by ~~majority vote~~ the affirmative vote of a majority of the Membership Voting Interests represented at a meeting of the Members (in person, by proxy, or by mail ballot)~~at any annual or special meeting~~. However, the relative ratio of the number of Class A Directors to Class B Directors shall always result in a majority of Class A Directors. Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests represented at the Members’ meeting (in person, by proxy, or by mail ballot).

5.2        Election and Appointment of Directors.

(a)    Election of Class A Directors.   The initial Class A Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “B” attached hereto. The initial Class A Directors shall serve for an initial term ending one (1) year after substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Class A Director. After the expiration of the initial terms of the Class A Directors, at each annual meeting of the Members, Class A Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. Class A Directors shall be elected by the Members at each annual meeting of the Members. Nominees for open Class A Director positions shall be elected by a plurality vote of the Members so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected as Class A Directors. Members shall not be allowed to cumulate their votes in electing Class A Directors. One or more nominees for Class A Director positions up for election shall be named by the then current Class A Directors or by a nominating committee established by the Class A Directors. Nominations for the election of Class A Directors may also be made by any Unit Holder entitled to vote generally in the election of Class A Directors. However, any Unit Holder that intends to nominate one or more persons for election as Class A Directors at a meeting may do so only if written notice of such Unit Holder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than thirty (30) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth: (i) the name and address of record of the Unit Holder who intends to make the nomination; (ii) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (v) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Class A Director of the Company if so elected, and (vi) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Class A Director’s seat to be filled at the next election of Class A Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Class A Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests represented at a meeting of the Members (in person, by proxy, or by mail ballot). Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Class A Directors shall appoint a new Class A Director to fill the vacancy for the remainder of such term.

(b)    Appointment of Class B Directors.   So long as the Company remains the general partner of LSCP, L.P., an Iowa limited partnership, each class of limited partner of LSCP, L.P. may appoint one person as a Class B Director to serve as such at the discretion of such class of limited partners until the next annual meeting of the partners of LSCP, L.P. or until his or her successor is appointed and qualified.

5.3        Committees.   A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.4        Authority of Directors.   Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a)    Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)    Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)    Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)    Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)    Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f)     Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g)    Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h)    Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)     Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)     Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)    Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)     Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m)   Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)    Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

(o)    Indemnify a Member, Director or Officer, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5        Director as Agent.   Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.6        Restrictions on Authority of Directors.   (a)   The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)               Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)           Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)       Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)         Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)   The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)               Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)           Confess a judgment against the Company in an amount in excess of $500,000;

(iii)       Issue Units at a purchase price of less than $500.00 per Unit;

(iv)         Issue more than an aggregate of 15,000 Units;

(v)             Elect to dissolve the Company;

(vi)         Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7        Director Actions.   Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any three or more Class A Directors or by any two or more Class B Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by all of the Directors authorized to vote on the specific matters being considered. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Not less than fifty percent (50%) of the Directors of each class of Directors authorized to vote on the specific matters being considered at such meeting shall constitute a quorum for the transaction of the related business at any Director’s meeting. Subject to the voting restrictions applicable to Class B Directors as set forth elsewhere in this Agreement, each Director shall have one (1) vote at meetings of the Directors. The affirmative vote of a majority of the Directors authorized to vote on the specific matters being considered at a meeting at which a quorum is present shall be the act of the Directors. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.8        Duties and Obligations of Directors.   The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.9        Chairman and Vice Chairman.   The Class A Directors shall appoint a Chairman and may appoint one or more Vice Chairmen for the Company. Unless provided otherwise by a resolution adopted by the Class A Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Class A Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Class A Directors so as to denote which is most senior in office.

5.10     President and Chief Executive Officer.   The Class A Directors shall appoint a President and Chief Executive Officer for the Company. Until provided otherwise by a resolution of the Class A Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Class A Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.

5.11     Chief Financial Officer.   The Class A Directors shall appoint a Chief Financial Officer for the Company. Unless provided otherwise by a resolution adopted by the Class A Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.12     Secretary; Assistant Secretary.   The Class A Directors shall appoint a Secretary and may appoint one or more Assistant Secretaries for the Company. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.13     Vice President.   The Class A Directors may appoint one or more Vice Presidents for the Company. The Company may have one or more Vice Presidents. If more than one, the Class A Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.

5.14     Delegation.   Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.15     Execution of Instruments.   All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.16     Limitation of Liability; Indemnification of Directors.   To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability under Section 808 of the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer or Director of such Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, officer, or Director in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director, officer, or Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.17     Compensation; Expenses of Directors.   No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.18     Loans.   Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6. ROLE OF MEMBERS

6.1        Rights of Powers.   Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.2        Voting Rights.   The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.

6.3        Member Meetings; Quorum and Proxies.   Meetings of the Members shall be called by the Class A Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 14.1 hereof at least 10 days and no more than 60 days before the day on which the meeting is to be held. Unit Holders representing an aggregate of not less than twenty five percent (25%) of the Units may also in writing demand that a meeting of the Members be called by the Class A Directors. Regular meetings of the Members shall be held not less than once per Fiscal Year, at such time and place as determined by the Class A Directors upon written notice thereof stating the date, time and place, given not less than ten (10) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. The presence (in person or by proxy or mail ballot) of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Class A Directors.

6.4        Voting; Action by Members.   If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at a meeting of the Members (in person, by proxy, or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.5~~4~~     Termination of Membership.   The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 10.6 hereof.

6.6~~5~~     Continuation of the Company.   The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.~~6~~7     No Obligation to Purchase Membership Interest.   No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the

Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.~~7~~8     Waiver of Dissenters Rights.   Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

SECTION 7. ACCOUNTING, BOOKS AND RECORDS

7.1        Accounting, Books and Records.   The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative shall have reasonable access during normal business hours to such information and documents. The rights granted to a Member pursuant to this Section 8.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

7.2        Reports.   The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.3        Tax Matters.   The Class A Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Class A Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Class A Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Class A Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

7.4        Delivery to Members and Inspection.   Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Class A Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Sections 7.1 and a copy of this Agreement and all amendments hereto. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Sections 7.1; and (ii) obtain from the Class A Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 8. AMENDMENTS

8.1        Amendments.   Amendments to this Agreement may be proposed by the Class A Directors or any Member. Following any such proposal, the Class A Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Class A Directors shall include in any such submission a recommendation as to the proposed amendment. The Class A Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests ~~of the Members.~~represented at a Meeting of the Members (in person, by proxy, or by mail ballot). Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9. TRANSFERS

9.1        Restrictions on Transfers.   Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Class A Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2        Permitted Transfers.   Subject to the conditions and restrictions set forth in this Section 9, a Member may (a) at any time Transfer all or any portion of its Units (i) to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; and (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units (i) to any Person approved by a majority of the Class A Directors in writing, or (ii) to any other Member or to any Affiliate or Related Party of another Member, or (iii) to any Affiliate or Related Party of the transferor. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer”.

9.3        Conditions to Permitted Transfers.   A Transfer shall not be treated as a Permitted Transfer under Section 9.2 hereof unless and until the Class A Directors have approved such Transfer as set forth in Section 9.2 and the following conditions are satisfied:

(a)        Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(b)        The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c)        Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Class A Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)        Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Class A Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)        Unless otherwise approved by the Class A Directors and a 75% majority in interest of the Members, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Class A Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)         No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)        No Person shall Transfer any Unit if, in the determination of the Class A Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Class A Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the member approval requirement set forth in Section 9.3(e).

9.4        Prohibited Transfers.   Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Class A Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5   Rights of Unadmitted Assigness.   A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.6 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.6        Admission of Substituted Members.   As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Class A Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and

(c) Except in the case of a Transfer involuntarily by operation of law, if required by the Class A Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Class A Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.7        Representations Regarding Transfers.   Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9.7 and to Transfer such Units only to Persons who agree to be similarly bound. (b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Class A Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.

9.8        Distribution and Allocations in Respect of Transferred Units.   If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Class A Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of ~~not later than~~ the first day of the month ~~end of the calendar month during which it is given notice of such Transfer~~following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, ~~if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that~~ if the Company does not receive a notice stating the date such Units were transferred and such other information as the Class A Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any

Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8, whether or not the Class A Directors or the Company has knowledge of any Transfer of ownership of any Units.

SECTION 10. DISSOLUTION AND WINDING UP

10.1     Dissolution.   The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “DISSOLUTION EVENT”): (i) The affirmative vote of a 75% majority in interest of the Members to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2     Winding Up.   Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Class A Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.11 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3     Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.   In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4     Deemed Distribution and Recontribution.   Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5     Rights of Unit Holders.   Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6     Allocations During Period of Liquidation.   During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7     Character of Liquidating Distributions.   All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8     The Liquidator.   The “Liquidator” shall mean a Person appointed by the Class A Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Class A Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9     Forms of Liquidating Distributions.   For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS

11.1     Notices.   Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to

Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, either to the address set forth in Section 2.1 hereof.

11.2     Binding Effect.   Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3     Construction.   Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4     Headings.   Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5     Severability.   Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6     Incorporation By Reference.   Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7     Variation of Terms.   All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8     Governing Law.   The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9     Waiver of Jury Trial.   Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10   Counterpart Execution.   This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11   Specific Performance.   Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.

COMPANY:
LITTLE SIOUX CORN PROCESSORS, L.L.C.
By:
Its:	Chairman

EXHIBIT “A”

Members and Member’s Membership Units

See Membership Register maintained at the principal office of the Company and available upon request.

EXHIBIT “B”

Initial Board of Directors

Name of Initial Board Members	Address of Initial Board Members
Daryl Haack, Chairman	5985 390th St., Primghar, IA 51245
Verdell Johnson	991 490th St, Cleghorn, IA 51014
Doug Lansink, Treasurer	2360 Orchard Ave, Arthur, IA 51431
Dean Baughman	3164 170th St, Newell, IA 50568
Vince Davis	P.O. Box 60, Newell, IA 50568
Darrell Downs	405 Ridgeway Drive, Marcus, IA 51035
Myron Pingel	2237 490th St, Aurelia, IA 51005
Tim Ohlson	4687 L Ave, Meriden, IA 51037
Sally Puttman, Secretary	1023 Kossuth Ave, Kingsley, IA 51028
Roland Schmidt	1665 Otter Ave, Newell, IA 50568
Ron Wetherell, Vice Chairman	302 S. Oak Dr, Cleghorn, IA 51014

 THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT

                Regardless of whether you plan to attend the Annual Meeting of the Members, you can be sure your units are represented at the meeting by promptly returning your proxy in the enclosed envelope.

To assist us in planning, please indicate in the appropriate block on your proxy whether you plan to attend the Annual Meeting of Members. We look forward to seeing you there.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

4808 F Ave.

Marcus, IA 51031

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting, Thursday, March 24, 2005

                The undersigned hereby appoints Ron Wetherell, Myron Pingel and Tim Ohlson, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of the Members of Little Sioux Corn Processor, L.L.C. to be Thursday, March 24, 2005 at 7:00 p.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

                Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your units unless you sign and return this card.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

~ FOLD AND DETACH HERE ~

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted FOR Amendment #1 to the Operating Agreement in Proposal 1, FOR Amendment #2 to the Operating Agreement in Proposal 2,  and FOR Amendment #3 to the Operating Agreement in Proposal 3 and FOR the election of the directors listed in Proposal 4.

1.	Election of Class A Directors. Nominees: Dale Arends, Daryl Haack and Ronald Wetherell

	☐ FOR	☐ WITHHELD	☐ FOR, except withheld from the following nominees:

2.	Amendment #1 to Operating Agreement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Amendment #2 to Operating Agreement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Amendment #3 to Operating Agreement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	If you will be attending the Annual Meeting, please mark ☐ YES

CHANGE OF ADDRESS:
NAME OF MEMBER

STREET ADDRESS

CITY, STATE AND ZIP CODE

Signature(s):	Date

Signature(s):	Date

                Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.